UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2005

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Representatives of ADC Telecommunications, Inc. ("ADC" or the "Company") met with investors at the Boston Small/Mid Cap Communications Equipment & Networking Conference on Wednesday, August 17, 2005 to discuss the Company's business and strategy. A copy of the presentation slides that the Company referred to during the meetings can be accessed at the Company's website at http://www.adc.com/investorrelations/presentations, by clicking on the Global Growth: Connecting Communications Everywhere link.

The Company did not comment on expected results for the third fiscal quarter or its outlook for the fourth fiscal quarter of 2005 during the conference. The Company did state that near-term visibility regarding future financial results continues to be limited, which is consistent with prior statements by the Company on this topic.

As previously announced, ADC plans to release its third quarter results on August 30, 2005 at approximately 4:00 PM Eastern/3:00 PM Central Time. The Company also plans to discuss its third quarter 2005 actual results and current fourth quarter outlook on a conference call scheduled for August 30, at 5:00 PM Eastern/4:00 PM Central Time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489 or on the Internet at www.adc.com/investor, by clicking on Webcasts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

August 18, 2005	By:	Gokul V. Hemmady

Name: Gokul V. Hemmady
Title: Vice President and Chief Financial Officer